UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12601 Plantside Drive Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 13, 2022, Kenneth Young voluntarily resigned as a member of the Board of Directors (the “Board”) of Charah Solutions, Inc. (the “Company”). Mr. Young’s resignation was to pursue other opportunities and did not result from any disagreements with the Company’s management or the Board. Mr. Young was a Class I director of the Company and also served on the Company’s Compensation Committee. Mr. Young has served as a director since August 2021.

The Company expressed its thanks to Mr. Young for his service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	September 16, 2022	By:	/s/ Scott A. Sewell
		Name:	Scott A. Sewell
		Title:	President and Chief Executive Officer